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                        ADOBE SYSTEMS INCORPORATED

                                EXHIBIT 11

                 COMPUTATION OF EARNINGS PER COMMON SHARE
                  (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                       QUARTER ENDED
                                              -----------------------------
                                                FEBRUARY            MARCH 1
                                                  1997               1996
                                              -----------        -----------
Net income                                    $    46,484        $    33,663
                                              -----------        -----------
                                              -----------        -----------

Primary shares outstanding:
    Weighted average shares
      outstanding during the period                71,639             73,108
    Common stock equivalent shares                  2,300              3,286
                                              -----------        -----------
                                                   73,939             76,394
                                              -----------        -----------
                                              -----------        -----------

Fully diluted shares outstanding:
    Weighted average shares
         outstanding during the period             71,639             73,108
    Common stock equivalent shares                  2,300              3,286
                                              -----------        -----------
                                                   73,939             76,394
                                              -----------        -----------
                                              -----------        -----------

Primary net income per
    common stock and
    common stock equivalent share             $       .63        $       .44
                                              -----------        -----------
                                              -----------        -----------

Fully diluted net income per
    common stock and common
    stock equivalent share                    $       .63        $       .44
                                              -----------        -----------
                                              -----------        -----------